Exhibit 20.3
Page 1 of 3

                    Navistar Financial 1995 - A Owner Trust
                        For the Month of February 1998
                      Distribution Date of March 20, 1998
                           Servicer Certificate #34

Original Pool Amount                                      $424,879,281.80

Beginning Pool Balance                                     $86,209,584.99
Beginning Pool Factor                                           0.2029037

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $6,786,681.70
     Interest Collected                                       $709,254.50

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $107,486.79
Total Additional Deposits                                     $107,486.79

Repos / Chargeoffs                                             $71,697.69
Aggregate Number of Notes Charged Off                                  57

Total Available Funds                                       $7,603,422.99

Ending Pool Balance                                        $79,351,205.60
Ending Pool Factor                                              0.1867618

Servicing Fee                                                  $71,841.32

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                     $9,026,692.03
     Target Percentage                                               6.00%
     Target Balance                                         $4,761,072.34
     Minimum Balance                                        $8,922,464.92
     (Release) / Deposit                                     ($104,227.11)
     Ending Balance                                         $8,922,464.92

Current Weighted Average APR:                                      10.476%
Current Weighted Average Remaining Term (months):                   20.48

Delinquencies                                              Dollars       Notes
     Installments:              1 - 30 days            $1,344,031.68      905
                                31 - 60 days             $268,063.92      200
                                60+  days                $127,314.85       57

     Total:                                            $1,739,410.45      941

     Balances:                  60+  days                $666,304.36       57

Memo Item - Reserve Account
     Prior Month                                       $8,789,712.86
+    Invest. Income                                       $36,271.87
+    Excess Serv.                                        $200,707.30
+    Transfer (to) / from Collections Account                  $0.00
     Beginning Balance                                 $9,026,692.03

Exhibit 20.3
Page 2 of 3

Navistar Financial 1995 - A Owner Trust
For the Month  of  February 1998

                                                                                     NOTES
                                                                (Money Market)
                                                      TOTAL        CLASS A - 1        CLASS A - 2       CERTIFICATES
                                               $424,879,281.80     $80,000,000.00    $330,000,000.00    $14,879,281.80
Original Pool Amount
Distributions:
     Distribution Percentages                                               0.00%             96.50%             3.50%
     Coupon                                                                5.900%             6.550%            6.850%

Beginning Pool Balance                          $86,209,584.99
Ending Pool Balance                             $79,351,205.60

Collected Principal                              $6,786,681.70
Collected Interest                                 $709,254.50
Charge - Offs                                       $71,697.69
Liquidation Proceeds / Recoveries                  $107,486.79
Servicing                                           $71,841.32
Cash Transfer from Reserve Account                       $0.00
Total Collections Avail for Debt Service         $7,531,581.67

Beginning Balance                               $86,209,584.99              $0.00     $78,472,274.50     $7,737,310.49

Interest Due                                       $472,494.98              $0.00        $428,327.83        $44,167.15
Interest Paid                                      $472,494.98              $0.00        $428,327.83        $44,167.15
Principal Due                                    $6,858,379.39              $0.00      $6,618,336.11       $240,043.28
Principal Paid                                   $6,858,379.39              $0.00      $6,618,336.11       $240,043.28

Ending Balance                                  $79,351,205.60              $0.00     $71,853,938.39     $7,497,267.21
Note / Certificate Pool Factor                                             0.0000             0.2177            0.5039
   (Ending Balance / Original Pool Amount)
Total Distributions                              $7,330,874.37              $0.00      $7,046,663.94       $284,210.43

Interest Shortfall                                       $0.00              $0.00              $0.00             $0.00
Principal Shortfall                                      $0.00              $0.00              $0.00             $0.00
     Total Shortfall                                     $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                                   $200,707.30
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                   $9,026,692.03
(Release) / Draw                                  ($104,227.11)
Ending Reserve Acct Balance                      $8,922,464.92

Exhibit 20.3
Page 3 of 3

Navistar Financial 1995 - A Owner Trust
For the Month of February 1998


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                            5                    4                   3                   2                  1
                                         Oct-97               Nov-97             Dec-97              Jan-98              Feb-98
Beginning Pool Balance             $119,974,844.27      $110,699,693.64    $103,498,381.60      $93,080,172.51      $86,209,584.99

A)   Loss Trigger:
Principal of Contracts Charged Off      $61,796.64            $5,026.82          $1,069.66         $456,053.72          $71,697.69
Recoveries                             $487,202.48          $411,836.30        $305,192.54          $88,153.58         $107,486.79

Total Charged Off (Months 5, 4, 3)      $67,893.12
Total Recoveries (Months 3, 2, 1)      $500,832.91
Net Loss / (Recoveries) for 3 Mos     ($432,939.79)(a)

Total Balance (Months 5, 4, 3)     $334,172,919.51 (b)

Loss Ratio Annualized  [(a/b) * (12)]      -1.5547%

Trigger:  Is Ratio > 1.5%                       No
                                                                                 Dec-97              Jan-98              Feb-98

B)   Delinquency Trigger:                                                    $1,496,035.00         $746,607.02         $666,304.36
     Balance delinquency 60+ days                                                 1.44547%            0.80211%            0.77289%
     As % of Beginning Pool Balance                                               1.26021%            1.09130%            1.00682%
     Three Month Average

Trigger:  Is Average > 2.0%                     No

C)   Noteholders Percent Trigger:           2.1000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                     No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
        Vice President and Treasurer